AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                 RYDEX ETF TRUST

            These Amended and Restated By-Laws of Rydex ETF Trust (the "Trust"), a Delaware business trust, are subject to the Trust's Declaration of Trust, dated November 22, 2002, as from time to time amended, supplemented, or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

                                    ARTICLE I
                                PRINCIPAL OFFICE

            The principal office of the Trust shall be located in Rockville, Maryland or such other location as the Trustees, from time to time, may determine. The Trust may establish and maintain such other offices and places of business as the Trustees, from time to time, may determine.

                                   ARTICLE II
                                    TRUSTEES

SECTION 1. MANAGEMENT OF THE TRUST; GENERAL. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and the Trustees shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument, or with these By-Laws.

SECTION 2. EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees also may elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

SECTION 3. CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint from among their number a Chairman who shall hold office for a term of two years and until his successor has been duly appointed, or until his earlier death, resignation, or removal. The Chairman may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served


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thereby,  by the vote of the  majority of the  Trustees  given at any regular or special meeting of the Trustees. When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees. The Chairman may appoint another Trustee to preside in his absence at meetings of the Trustees and may appoint another Trustee or an officer of the Trust to preside in his absence at meetings of Shareholders, or if not made by the Chairman such appointment may be made by the Trustees. The Chairman shall perform such other duties as the Trustees from time to time may designate.

SECTION 4. COMPENSATION. Each Trustee, each committee member, and the Chairman of the Trustees may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

                                   ARTICLE III
                           OFFICERS AND THEIR ELECTION

SECTION 1. NUMBER. The officers of the Trust shall be President, a Treasurer, a Secretary, and such other officers as the Trustees from time to time may elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or officer to be a holder of Shares in the Trust.

SECTION 2. ELECTION AND TERM OF OFFICE. The Treasurer and Secretary shall be chosen by the Trustees. The President shall be chosen by and from the Trustees. Two (2) or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 3 of Article III of these By-Laws, the President, the Treasurer, and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

SECTION 3.  RESIGNATION.  Any officer of the Trust may  resign,  notwithstanding
Section 2 of Article III of these By-Laws, by filing a written resignation with the President, the Trustees, or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees otherwise may order, the President shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, agreements, or other documents as may be deemed advisable or necessary in the furtherance of the interest of the Trust or any Series thereof. He also shall have the power to employ attorneys, accountants, and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees from time to time may designate.


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SECTION  5.  TREASURER.  The  Treasurer  shall be the  principal  financial  and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees from time to time may require. The Treasurer shall perform such additional duties as the Trustees from time to time may designate.

SECTION 6. SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees from time to time may designate.

SECTION 7. VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President from time to time may designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two (2) or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 8. ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer from time to time may designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

SECTION 9. ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary from time to time may designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

SECTION 10. SUBORDINATE OFFICERS. The Trustees from time to time may appoint such other officers or agents as the Trustees may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one (1) or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

SECTION 11. SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended ("the 1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such


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officer's or agent's duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into such officer's or agent's hands.

SECTION 12. REMOVAL. Any officer of the Trust may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 13. REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

                                   ARTICLE IV
                              SHAREHOLDERS' MEETING

SECTION 1. SPECIAL MEETINGS. A special meeting of the Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least ten percent (10%) of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than thirty (30) days to call such special meeting, the Trustees or the Shareholders so requesting, in the name of the Secretary, may call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one (1) or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one (1) or more Series or Classes shall be called and only the Shareholders of such one (1) or more Series or Classes shall be entitled to notice of and to vote at such meeting.

SECTION 2. NOTICES. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering, by any method permitted by applicable law and approved by the Trustees, or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen (15) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting and reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

SECTION 3. VOTING-PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument


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authorizing  such proxy to act is  executed  by the  Shareholder  in writing and dated not more than eleven (11) months before the meeting, unless this instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized, or other alternative to
execution  of  a  written  instrument   authorizing  the  proxy  to  act,  which
authorization is received no more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other persons responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one (1) of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity or proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these By-Laws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting, or validity or proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 4. PLACE OF MEETING. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

SECTION 5. ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Trustees held at the principal place of business of the Trust.

                                    ARTICLE V
                               TRUSTEES' MEETINGS

SECTION 1. SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two (2) other Trustees.

SECTION 2. REGULAR MEETING. Regular meetings of the Trustees may be held at such places and at such times as the Trustees from time to time may determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall


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be given  notice  of the  determination  by the  Chairman  or any two (2)  other
Trustees, as provided for in Section 4.04 of the Trust Instrument.

SECTION 3. QUORUM. Three (3) Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

SECTION 4. NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for in Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

SECTION 5. PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

SECTION 6. SPECIAL ACTION. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 7. ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

SECTION 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

SECTION 1. BENEFICIAL INTEREST. The beneficial interest in the Trust at all times shall be divided into such transferable Shares of one (1) or more separate and distinct Series, or classes thereof, as the Trustees from time to time shall create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one (1) or more classes of shares consistent with applicable law and any rule or order to the Commission.


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SECTION 2. TRANSFER OF SHARES. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

SECTION 3. EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise may be expressly provided by law.

SECTION 4. SHARE CERTIFICATE. In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who in either case shall be deemed, for all purposes hereunder, to be holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

                                   ARTICLE VII
                        OWNERSHIP OF ASSETS OF THE TRUST

            The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession, territory, or colony of the United States or the laws of the United States.

                                  ARTICLE VIII
                               INSPECTION OF BOOKS

            The Trustees from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                   ARTICLE IX
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

            The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, association, joint venture, trust, or other enterprise, against any liability asserted against him and


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incurred  by him in any such  capacity  or  arising  out of his  status as such, whether or not the Trustees would have the power to indemnify him against such liability.

            The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE X
                                      SEAL

            The seal of the Trust shall be circular in form bearing the inscription:

                                "RYDEX ETF TRUST
                             THE STATE OF DELAWARE"

            The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing the seal or a facsimile to be impressed or affixed or printed or otherwise reproduced.

            Any officer or Trustee of the Trust, or agent of the Trust acting in such capacity, shall have authority to affix the seal of the Trust to any document, instrument, or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and the seal's absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

                                   ARTICLE XI
                                   FISCAL YEAR

            The fiscal year of the Trust shall end on such date as the Trustees from time to time shall determine.

                                   ARTICLE XII
                                   AMENDMENTS

            These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote.

                                  ARTICLE XIII
                             REPORT TO SHAREHOLDERS


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            The Trustees at least semi-annually shall submit to the Shareholders a written financial report of the Trust including financial statements which shall be certified at least annually by independent public accountants.

                                   ARTICLE XIV
                                    HEADINGS

            Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.


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